UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2016

ENCORE WIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20278	75-2274963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1329 Millwood Road McKinney, Texas		75069
(Address of principal executive offices)		(Zip Code)

(972) 562-9473

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2016, Encore Wire Corporation, a Delaware corporation (the “Company”), entered into a Third Amendment (the “Third Amendment”) to its Credit Agreement dated as of September 27, 2012 by and among the Company, as borrower, Bank of America, N.A., as administrative agent and letter of credit issuer, Wells Fargo Bank, National Association, as syndication agent, the financial institutions a party thereto as lenders and EWC Aviation Corporation, as guarantor (as previously amended, modified or supplemented, the “Credit Agreement”).

The Third Amendment, among other things, modifies the Credit Agreement to:

•	Eliminate the Inventory and Receivables asset based Borrowing Base concept entirely.

•	Recognize that “bail in” powers exist with respect to European Economic Area financial institutions.

•	Provide updates consistent with the Loan Syndications and Trading Association’s (the “LSTA) Model Credit Agreement Provisions regarding the European Bail-In Rules.

•	Provide updates consistent with the LSTA’s Model Credit Agreement Provisions regarding sanctions and anti-corruption language, including new representations and warranties.

•	Require written notice prior to prepayment of any of the Loans (as defined in the Credit Agreement) substantially in a form attached to the Credit Agreement as Exhibit H.

•	Provide that for purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act, the Credit Agreement shall be treated as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i), (iv).

•	Provide that each lender under the Credit Agreement may extend credit to the Company from any of its lending offices.

•	Increase the permitted amount of unsecured indebtedness not otherwise permitted under the Credit Agreement from $10,000,000 to $15,000,000.

•	Permit the dissolution of the guarantor under certain circumstances.

•	Increase the leverage threshold relating to the permissibility of the Company purchasing equity interests in other entities from 2.00 to 1.00 to 2.25 to 1.00.

•	Provide that a Qualified ECP Guarantor undertakes to provide such evidence that each qualified guarantor intends for the parties to the Credit Agreement to consider the Agreement a “keepwell, support, or other agreement” for the benefit of any Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the text of such amendment, a copy of which is attached as Exhibit 10.1 hereto. Capitalized terms used but not defined above have the meanings given them in the Third Amendment.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Third Amendment dated as of September 29, 2016 to Credit Agreement dated as of September 27, 2012 by and among Encore Wire Corporation, as borrower, Bank of America, N.A., as administrative agent and letter of credit issuer, Wells Fargo Bank, National Association, as syndication agent, the financial institutions a party thereto as lenders and EWC Aviation Corporation, as guarantor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION

By:	/s/ FRANK J. BILBAN
Frank J. Bilban, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary

Date: October 5, 2016

INDEX TO EXHIBITS

Item	Exhibit

10.1	Third Amendment dated as of September 29, 2016 to Credit Agreement dated as of September 27, 2012 by and among Encore Wire Corporation, as borrower, Bank of America, N.A., as administrative agent and letter of credit issuer, Wells Fargo Bank, National Association, as syndication agent, the financial institutions a party thereto as lenders and EWC Aviation Corporation, as guarantor.

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